Exhibit 23.1
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1999 appearing on page 43 of Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts."


PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina
June 28, 1999